UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SUMMA INDUSTRIES
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

21250 Hawthorne Boulevard, Suite 500
Torrance, California 90503

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 26, 2006

To the Stockholders of
Summa Industries:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Summa Industries, a Delaware corporation (the “Company”), will be held on January 26, 2006 at 8:30 a.m., local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California (near the southeast corner of Hawthorne and Torrance Boulevards, behind the Computax Building), for the following purposes:

1.               to elect two members to the Company’s Board of Directors, each to serve for a three-year term; and

2.               to transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Holders of record of Summa Common Stock at the close of business on December 5, 2005 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.  A list of holders of record of shares of Summa Common Stock at the close of business on the Record Date will be available for inspection at the Company’s headquarters during ordinary business hours for the ten-day period prior to the Annual Meeting.  The Company’s transfer books will not be closed.

THE INDEPENDENT MEMBERS OF THE BOARD OF DIRECTORS HAVE UNANIMOUSLY APPROVED PROPOSAL 1 AS BEING IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY RECOMMENDED THAT YOU VOTE FOR APPROVAL OF PROPOSAL 1. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDED APPROVAL OF ALL OTHER PROPOSALS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

All stockholders are cordially invited to attend the Annual Meeting in person.  However, whether or not you plan to attend the Annual Meeting in person, you are requested to mark, sign and date the enclosed proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States.  If you attend the Annual Meeting, you may revoke your proxy at any time before it is voted and vote in person if you wish, even if you have previously returned your proxy card.

By Order of the Board of Directors:

/s/ Trygve M. Thoresen

Trygve M. Thoresen
Secretary

December 7, 2005

Torrance, California

SUMMA INDUSTRIES

21250 Hawthorne Boulevard, Suite 500
Torrance, California 90503

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on January 26, 2006

INTRODUCTION

This Proxy Statement and the accompanying form of proxy are being sent to stockholders of Summa Industries, a Delaware corporation (“Summa” or the “Company”), on or about December 16, 2005.  The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company (the “Board of Directors”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of Summa to be held on January 26, 2006 at 8:30 a.m., local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California, and at any adjournments thereof.

All expenses associated with soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, will be borne by the Company.  It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone, facsimile or e-mail, without receiving additional compensation therefor.  The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

RECORD DATE

Stockholders of Summa Common Stock of record at the close of business on December 5, 2005 (the “Record Date”) are entitled to notice of and to vote on all matters presented at the Annual Meeting and at any adjournments thereof.  On the Record Date, there were 3,917,226 shares of Common Stock outstanding, held by 203 stockholders of record and an estimated 1,400 additional beneficial owners.

VOTING; PROXIES

The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting and at any adjournments thereof.  On each matter to be considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share of Common Stock held on the Record Date.  In accordance with the Company’s Certificate of Incorporation, there will be no cumulative voting for the election of directors.

For Proposal 1, the two director nominees receiving the highest number of votes at the Annual Meeting with a quorum present or represented will be elected.  Abstentions and broker non-votes on Proposal 1 will be counted for purposes of determining the presence or absence of a quorum, but will not constitute a vote “for” or “against” the Proposal and will be disregarded in calculating the votes cast as to the Proposal.

STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.  Properly executed and returned proxies, unless revoked, will be voted as directed by the stockholder, or, in the absence of such direction, by the persons named therein FOR election of each director nominee set forth in Proposal 1 in accordance with the recommendation of the Board of Directors, and in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting, provided that discretionary voting by proxies on such other matters is permitted by applicable rules and regulations.  A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company, or by delivery of a subsequently dated proxy, or by attendance at the Annual Meeting and voting in person.  Attendance at the Annual Meeting without also voting will not in and of itself constitute the revocation of a proxy.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Two of the Company’s seven directors, comprising one Class of the Board of Directors, are to be elected at the Annual Meeting, each to serve for a three-year term or until his successor is elected and qualified.  Two of the Company’s seven directors will be elected at the next annual meeting, and three directors will be elected at the subsequent meeting.

Should any of the nominees decline or be unable to serve as a director, the persons authorized in the proxy to vote on your behalf will vote for such substitute nominees as may be recommended by the independent members of the Company’s existing Board of Directors, unless other directions are given in the proxy.  Each of the nominees has consented to serve as a director if elected, and the Company knows of no reason why any nominee listed below would not be available for election or, if elected, would not be willing or able to serve.  Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the two director nominees set forth below.

Nominees

The following table sets forth certain information concerning each of the two nominees for election as directors of the Company:

Name	Positions with the Company	Age	Director Since

David McConaughy	Director	73	1990

Robert L. Underwood	Nominee for Director	60	Not Applicable

David McConaughy is a Principal and Partner of Data Management Resources, which supplies and maintains integrated business management systems.  Previously, Mr. McConaughy was on the faculty of the University of Southern California Graduate School of Business, and had a strategic planning consulting practice. Mr. McConaughy also serves as a director of Data Management Resources.  Mr. McConaughy holds a Masters in Business Administration and a PhD in Administrative Science and Economics from The Ohio State University.  Mr. McConaughy is the Chairman of the Company’s Audit Committee.

Robert L. Underwood is a co-founder and Managing Partner of North American Business Development Companies, L.L.C., the General Partner of North American Funds.  North American specializes in acquiring small businesses and developing them into significantly larger enterprises.  Mr. Underwood is or has been a director of all North American portfolio companies and currently serves as the President and CEO of one such company, Polymer Corporation.  Previously, Mr. Underwood was a Managing Partner of ISSS Ventures, President of Northern Capital Corporation, and Vice President of Heizer Corporation.  Earlier in his career, Mr. Underwood held positions at TRW Inc., Lockheed Aircraft Corporation, the Office of the U.S. Secretary of Transportation, and the U.S. Office of Management and Budget.  In addition to serving as director of North American portfolio companies, Mr. Underwood is a member of the Advisory Board for Santa Clara University’s Leavey School of Business.  Mr. Underwood holds a Bachelor of Science degree in Mechanical Engineering and Masters and PhD degrees in Aeronautical and Astronautical Sciences, all from Stanford University, and a Masters in Business Administration from Santa Clara University.

Directors Not Standing For Election

Name	Positions with the Company	Age	Director Since	Term Expires

Josh T. Barnes	Director	77	1996	2005

Michael L. Horst	Director	59	1978	2006

William R. Zimmerman	Director	78	1987	2006

James R. Swartwout	Chairman, President, Chief Executive Officer & Chief Financial Officer	59	1990	2007

Jack L. Watts	Director	57	1999	2007

Charles A. Tourville	Director	64	2002	2007

Josh T. Barnes has decided to retire as a director of the Company effective upon the election of his replacement.  Mr. Barnes became a director of the Company upon the acquisition of LexaLite International Corporation by the Company in 1996.  Mr. Barnes founded LexaLite and led the company as a director and Chief Executive Officer from its formation in 1963 until his retirement in 1997.  Mr. Barnes is a registered professional mechanical engineer in Michigan, the holder of several lighting related patents, a member of the Illuminating Engineering Society and the Society of Plastic Engineers. Mr. Barnes was elected Mayor of Charlevoix, Michigan and served in that position from 1994-1998.  He is a director and Chief Executive Officer of Business Activities Corporation, a director/trustee of the Charlevoix County Community Foundation, and an officer of Muscle Menders, Inc.   Mr. Barnes is a graduate of the Lawrence Institute of Technology and the U.S. Army Corps of Engineers Officer Candidate School.

Michael L. Horst is a Senior Vice President of the Urban Land Institute (“ULI”), a not-for-profit research and education organization based in Washington, D.C., whose mission is to provide responsible leadership in the use of land in order to enhance the total environment.   Mr. Horst also has served as an Adjunct Professor on the faculty at the University of Southern California.   Prior to joining ULI, Mr. Horst was a real estate consultant, educator and developer, and was an Affiliated Principal with EDAW, Inc., San Francisco, California, and a Vice President of Economics Research Associates where he practiced strategic planning for the real estate industry.  Mr. Horst holds a Masters in Business Administration from Stanford University and was a Loeb Fellow at the Harvard Design School.  Mr. Horst is a member of the Company’s Audit Committee.

William R. Zimmerman is the President of Zimmerman Holdings, Inc., a private investment company, and an officer of Westech Realty LLC.  He has previously served as President of Monogram Industries, Inc., President of Swedlow, Inc., and Executive Vice President of Avery International.  Mr. Zimmerman also serves as a director of Zimmerman Holdings, Inc., Adept, Inc., Life Script, Inc., Leisure Link, Inc. and Pasadena Angels.  Mr. Zimmerman holds a Bachelor of Science and a Masters degree in Industrial Management, both from the Sloan School of the Massachusetts Institute of Technology.  Mr. Zimmerman is a member of the Company’s Compensation Committee.

James R. Swartwout has been Chairman of the Board of Directors of the Company since August 1990, and Chief Executive Officer since July 1990.  Prior to that he was President and Chief Operating Officer since August 1989.  He joined the Company in October 1988 as its Executive Vice President and Chief Financial Officer.  Before joining the Company, Mr. Swartwout was a principal in a private leveraged buyout venture.  From April 1984 to December 1986, Mr. Swartwout was Executive Vice President of Delphian Corporation, Sunnyvale, California, a manufacturer of analytical instruments.  He earlier worked for Farr Company, American Air Filter Co. and Eastman Kodak Co., and is a former U.S. Navy officer. Mr. Swartwout holds a Bachelor of Science degree in Industrial Engineering from Lafayette College and a Masters in Business Administration from the University of Southern California.

Jack L. Watts is a founding partner of The Portola Company, an investment partnership focused on acquisitions.  Mr. Watts was the Chief Executive Officer of Portola Packaging, Inc., a manufacturer of plastic packaging products, from 1986 until 2005.  Prior to 1986, Mr. Watts was founder and Chairman of Faraday Electronics, an original equipment manufacturer of software, computers and terminals.  Mr. Watts also serves as a director of Portola Packaging, Inc., Portola Minerals Co., FloStor Engineering, and PPI Management Co.   Mr. Watts holds a Bachelor of Science degree in Industrial Engineering from Oklahoma State University, a Masters in Business Administration from Stanford University, and a MSt. in Archaeology from Oxford University. Mr. Watts is a member of the Company’s Compensation Committee.

Charles A. Tourville was the President of Temcor, a designer, manufacturer and erector of custom engineered products, from 1998 to 2005, and currently is the President of HTI Filtration Corporation.  Prior to 1998, Mr. Tourville was Senior Vice President of Temcor from 1995 through 1997.  Mr. Tourville joined Temcor in 1990 as its Vice President of Finance and Administration.  Before joining Temcor, Mr. Tourville was Vice President and Treasurer of PASCO Zinc Corporation, a chemical products manufacturer, from 1984 to 1989.  Prior to joining PASCO, Mr. Tourville held management positions at Farr Company, a manufacturer of industrial filtration systems.  Mr. Tourville also serves as a director of HTI Filtration Corporation.  Mr. Tourville holds a Bachelor of Science degree in Finance and a Masters degree in Finance, both from California State University at Northridge.  Mr. Tourville is a member of the Company’s Audit Committee and Chairman of the Company’s Compensation Committee.

Meetings of the Board; Committees; Communications; Director Compensation; Ethics Policies

During fiscal 2005, in addition to actions taken by unanimous written consent, there were seven meetings of the Company’s Board of Directors.  Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which he serves.  During fiscal 2005, the Company had two standing committees, the Audit Committee and the Compensation Committee.

The Audit Committee held six meetings during fiscal 2005.  The principal duties of the Audit Committee include responsibility for the appointment, compensation, retention and oversight of independent outside auditors, advising the Board of Directors on audit matters affecting the Company, reviewing with the auditors the scope of the audit engagement, and meeting with the Company’s management and independent outside auditors to discuss matters relating to internal accounting controls and results of audits performed.  The Board of Directors has adopted a written charter for the Audit Committee which requires, among other matters, that the Audit Committee consist of at least three directors, all of whom must be independent. The current members of the Audit Committee are Messrs. McConaughy, Horst and Tourville, each of whom (a) is “independent” as defined under Rule 4200 of the National Association of Securities Dealers’ listing standards, (b) meets the criteria for “independence” set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, (c) is able to read and understand fundamental financial statements, and (d) has past experience and background which results in each member’s financial sophistication, such that the Board of Directors has determined that each Audit Committee member is an “audit committee financial expert.”

The Compensation Committee held two meetings during fiscal 2005.  The principal duties of the Compensation Committee include administering the Company’s executive compensation programs, including establishing base salaries, discretionary bonuses and stock option grants for the Chief Executive Officer and other executive officers.  The current members of the Compensation Committee are Messrs. Tourville, Zimmerman and Watts.

The Company does not have a standing nominating committee of the Board of Directors.  Because a substantial majority of the Company’s directors have been and are “independent” as defined by the applicable rules and regulations, the Company believes that a committee for matters typically addressed by a nominating committee is unnecessary.  Although all of the Company’s directors participate in the consideration of each director nominee, the nomination of directors is determined by the vote of a majority of the independent directors of the Company, with non-independent directors abstaining, and with each nominee abstaining from the vote on himself.  The Board of Directors does not have a formal policy regarding the consideration of director candidates recommended by security holders, but the Board will consider all such candidates, subject to the following:  to be considered, a candidate recommended by security holders should be recommended in writing to the Board of Directors not less than 120 days prior to the next annual meeting (using the prior annual meeting date plus one year as the date for the next annual meeting).  Any such written submission shall be addressed to Summa Industries, Board of Directors, c/o Secretary, 21250 Hawthorne Blvd., Suite 500, Torrance, CA 90503, and sent by overnight mail or

certified mail, return receipt requested.   Any candidate so recommended by security holders must, at a minimum, (a) be fluent in the English language, (b) be independent in regard to the Company under all relevant definitions thereof, (c) have a record free of felony convictions or government censure, and (d) have at least ten years’ experience in one or a combination of the following areas: business, management, finance, accounting, marketing, manufacturing, international business, human resources or corporate or securities law.  In general, the Company believes each and every current member of the Board of Directors has performed and is performing in a satisfactory manner, and the independent members of the Board typically recommend the re-election of each member willing and able to stand for re-election. To identify potential candidates not currently on the Board, the Company polls each member of the Board of Directors and each executive officer for recommendations, and considers senior officials at other successful public and private entities. The nominees in this proxy statement were determined by the vote of a majority of the independent directors of the Company, with each nominee abstaining from the vote on himself.  Nominee McConaughy is a director standing for re-election, and nominee Underwood was initially recommended to the Company’s Chief Executive Officer by a non-retained financial advisor.  Historically, the Company has not paid a fee to any third parties to identify or assist in identifying or evaluating potential director nominees.

The Board of Directors of the Company has a process whereby holders of Company equity may send communications to the Board’s attention.   Any holder of Company equity desiring to communicate with the Board of Directors, or one or more specific members thereof, should communicate in a writing addressed to Summa Industries, Board of Directors, c/o Secretary, 21250 Hawthorne Blvd., Suite 500, Torrance, CA 90503 and sent by overnight mail or certified mail, return receipt requested.  The Secretary of the Company has been instructed by the Board of Directors to promptly forward all such communications to the specified addressees thereof.  The Board of Directors has a policy requesting all members attend each annual meeting of stockholders, and all members were present at the previous year’s annual meeting of stockholders.

Non-employee directors of the Company receive a fee of $1,250 for each Board of Directors meeting attended and are reimbursed for travel expenses connected with a Board of Directors meeting.  Non-employee directors serving on committees receive a $1,250 fee for each committee meeting attended.   In addition, directors who are not employees of the Company are entitled to choose between an annual grant of (a) a Nonstatutory Stock Option to acquire up to 5,000 shares of the Company’s Common Stock issued under the Company’s stock option plans on the date of the Company’s annual meeting, with an exercise price equal to the trading price of the Company’s Common Stock on that date, or (b) $15,000 in cash.  Non-employee directors serving on standing committees are currently entitled to choose between an annual grant of (c) a Nonstatutory Stock Option to acquire up to 2,000 additional shares, calculated in the same manner, or (d) $6,000 in cash (increased to $10,000 in cash for the Chairman of the Audit Committee and $7,000 in cash for the Chairman of the Compensation Committee).   For fiscal 2005, each outside director elected to receive all cash.

The Company has a long-standing Ethics Policy and a Code of Conduct which applies to all of the Company’s employees and non-employee directors, other than Article III (Financial Management) of the Code of Conduct, which applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions for the Company, and persons performing similar functions at each subsidiary of the Company.  The Ethics Policy and the Code of Conduct are posted on the Company’s website, and the Company intends to post information regarding any amendment to or waiver of the Code of Conduct on its website within five business days of the date of any such amendment or waiver.

Report of the Audit Committee

In relation to the audited financial statements of the Company for the fiscal year ended August 31, 2005, the Audit Committee of the Board of Directors has (a) reviewed and discussed the audited financial statements with Company management, (b) discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors for fiscal year 2005, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as such may be modified or supplemented, (c) received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as such may be modified or supplemented, and (d) discussed with PwC its independence.

In addition, the Audit Committee has certain policies and procedures, including a direct line of communication with each of the business unit controllers and confidential, anonymous call in capabilities for all employees, to promote communication and handling of complaints regarding accounting, internal controls, auditing and other financial matters.  Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2005 be included in the Company’s Annual Report on Form 10-K for fiscal 2005 for filing with the Securities and Exchange Commission.

Audit Committee:

David McConaughy (Chairman)

Michael L. Horst

Charles A. Tourville

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

Set forth in the table below are the names, ages and offices held by the executive officers of the Company:

Name	Age	Position

James R. Swartwout	59	Chairman, President, Chief Executive Officer & Chief Financial Officer

Trygve M. Thoresen	41	Vice President of Business Development, Secretary & General Counsel

Paul A. Walbrun	63	Vice President & Controller

Miriam C. Rivera	47	Vice President of Human Resources

James R. Swartwout has been Chairman of the Board of Directors of the Company since August 1990, and Chief Executive Officer since July 1990.  Prior to that, he was President and Chief Operating Officer since August 1989.  He joined the Company in October 1988 as its Executive Vice President and Chief Financial Officer.  Before joining the Company, Mr. Swartwout was a principal in a private leveraged buyout venture.  From April 1984 to December 1986, Mr. Swartwout was Executive Vice President of Delphian Corporation, Sunnyvale, California, a manufacturer of analytical instruments.  He earlier worked for Farr Company, American Air Filter Co. and Eastman Kodak Co., and is a former U.S. Navy officer. Mr. Swartwout holds a Bachelor of Science degree in Industrial Engineering from Lafayette College and a Masters in Business Administration from the University of Southern California.

Trygve M. Thoresen has served as Vice President of Business Development, Secretary and General Counsel of the Company since August 2000, and was Vice President, Secretary and General Counsel from October 1997 until January 2000.  From January 2000 until shortly before his return in August 2000, Mr. Thoresen served as Chief Operating Officer of an internet start-up venture.  From January 1997 until its acquisition by the Company in October 1997, Mr. Thoresen served as Vice President-Finance, General Counsel and Assistant Secretary of Calnetics Corporation, Chatsworth, California.  Prior to that, from September 1992 until January 1997, Mr. Thoresen was a corporate, mergers and acquisitions and securities attorney with Gibson, Dunn & Crutcher LLP, Irvine, California.  From August 1989 until May 1992, Mr. Thoresen attended Hastings College of the Law.  Prior to law school, Mr. Thoresen was a senior accountant at KPMG LLP, and he is a Certified Public Accountant in the State of California (inactive).   In addition, Mr. Thoresen holds a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara.

Paul A. Walbrun has served as Vice President and Controller of the Company since October 1997, and was Vice President, Secretary and Controller of the Company from October 1994 until October 1997.  From July 1994 until its sale in June 1996, Mr. Walbrun served as Vice President and Controller of the Company’s former subsidiary, Morehouse-COWLES, Inc.  Before joining the Company, Mr. Walbrun was the Director of Financial Reporting for

Bird Medical Technologies, Inc. and Controller of Stackhouse, Inc., a Bird Medical Technologies manufacturing subsidiary, and is a former U.S. Navy officer.   Mr. Walbrun holds a Bachelor of Business Administration with accounting major from the University of Wisconsin, Madison.

Miriam C. Rivera has served as Vice President of Human Resources of the Company since October 2002, and was Director of Human Resources of the Company from June 2000 until October 2002.  From July 1995 to June 2000, Ms. Rivera served as Performance and Organizational Development Manager and Training and Development Coordinator for Case Swayne/Best Foods, a manufacturer of food products. From 1989 to July 1995, Ms. Rivera served as the Western Regional Training Manager and Senior Educational Consultant for an educational software company.  Ms. Rivera holds a Masters of Science in Human Resource Design from the Claremont Graduate University, and is a certified Senior Professional in Human Resources (SPHR).   In addition, Ms. Rivera holds a Bachelor of Arts degree in Secondary Education from Arizona State University, Tempe.

Summary Compensation Table

The following summary compensation table sets forth all compensation paid or accrued by the Company for services rendered in all capacities during the three fiscal years ended August 31, 2005 by the Chief Executive Officer and the three other most highly compensated executive officers of the Company.  There were no other executive officers of the Company whose total salary and bonus exceeded $100,000 in the 2005 fiscal year.

					Long-Term Compensation
	Annual Compensation				Awards		Payouts
					Stock		LTIP	All Other
Name and		Salary	Bonus	Other	Awards	Options	Payouts	Compensation
Principal Positions	Year	$	$	$	$	#(1)	$	$(2)

James R. Swartwout,	2005	379,616	—	—	—	—	—	5,125
Chairman, Chief	2004	350,000	65,000	—	—	25,000	—	8,596
Executive Officer &	2003	350,000	65,000	—	—	25,000	—	404
Chief Financial Officer

Trygve M. Thoresen,	2005	246,923	50,000	—	—	20,000	—	5,125
Vice President of	2004	221,538	55,000	—	—	20,000	—	3,922
Business Development,	2003	179,469	40,000	—	—	20,000	—	4,693
Secretary & General
Counsel

Paul A. Walbrun,	2005	142,077	15,000	—	—	10,000	—	4,906
Vice President &	2004	124,985	20,000	—	—	15,000	—	3,455
Controller	2003	110,298	25,000	—		15,000	—	2,695

Miriam C. Rivera,	2005	126,972	10,000	—	—	10,000	—	2,794
Vice President of	2004	94,454	10,000	—	—	10,000	—	2,534
Human Resources	2003	89,920	15,000	—	—	5,000	—	2,026

(1)                                  All options currently held by the named executive officers are Nonstatutory Stock Options with exercise prices per share based upon the market price of the Company’s Common Stock on the date of grant.  For fiscal 2005, the options shown were granted on November 1, 2005.

(2)                                  Includes contributions to the Company’s 401(k) Savings and Retirement Plan.  In addition, each executive officer has use of a Company automobile.

Employment Agreements

In June 2001, the Company and Messrs. Swartwout, Thoresen and Walbrun entered into amended and restated employment agreements replacing prior existing agreements, and Ms. Rivera entered into an employment agreement.   Consistent with prior arrangements, under the agreements Messrs. Swartwout, Thoresen and Walbrun and Ms. Rivera are to be paid annual base salaries to be determined by the Compensation Committee of the Board of Directors, and annual bonuses of up to 50% of base salary in the case of Mr. Swartwout and up to

40% of base salary in the case of Messrs. Thoresen and Walbrun and Ms. Rivera, to be determined by the Compensation Committee based upon the factors set forth in the “Report of the Compensation Committee on Executive Compensation”  below.  In the event of termination of employment other than for cause, Mr. Swartwout would be entitled to severance pay equal to twelve months of his current base salary, and Messrs. Thoresen and Walbrun would each be entitled to receive six months of their respective base salaries.   In the event of a “change in control” of the Company (defined as the acquisition by a person or group of either 30% or more of the Company’s voting power or the right to elect a majority of the Company’s directors, the sale of 50% or more of the total fair market value of the Company’s assets, or a specified change in the composition of the Board of Directors), and regardless of whether employment is terminated as a result of such event, Mr. Swartwout would be entitled to receive as a bonus an amount equal to two year’s base salary, and Messrs. Thoresen and Walbrun would each be entitled to receive one year’s base salary and bonus.  In addition, if employment is terminated within two years following a change in control, then, unless such termination is for cause, Mr. Swartwout would be entitled to receive an additional bonus equal to two year’s base salary and bonus, and Messrs. Thoresen and Walbrun and Ms. Rivera would each be entitled to receive one year’s base salary and bonus if their respective employment was so terminated, all subject to reduction if such bonuses would trigger certain negative tax consequences to the Company.

Stock Option Grants

The following table sets forth information concerning options granted to each of the named executive officers during fiscal 2005.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(2)
		Percentage
		of Total
		Options
		Granted to	Exercise
	Options	Employees in	Price	Expiration
Name	Granted(#)(1)	Fiscal 2005(%)	per Share($)	Date	5%	10%

James R. Swartwout	25,000	10.6	9.61	10/25/14	151,013	382,697
Trygve M. Thoresen	20,000	8.5	9.61	10/25/14	120,810	306,158
Paul A. Walbrun	15,000	6.3	9.61	10/25/14	90,608	229,618
Miriam C. Rivera	10,000	4.2	9.61	10/25/14	60,405	153,079

(1)  All options granted in fiscal 2005 are Nonstatutory Stock Options with exercise prices per share based upon the market price of the Company’s Common Stock on October 25, 2004, the date of grant.  All of the option grants set forth in the table above vest annually in one-forth increments commencing with the first anniversary of the grant date.  During 2005, the Board of Directors acted to accelerate the vesting of most outstanding stock options including those set forth above, all of which contained exercise prices greater than the market trading price at that time.

(2)                                  Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date.  These values are calculated pursuant to requirements promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price appreciation.  Actual gains, if any, are dependent on the future market price of the Common Stock.

Stock Option Exercises

The following table sets forth information regarding options exercised during fiscal 2005 by executive officers of the Company, as well as the aggregate value of unexercised options held by each executive officer at August 31, 2005.  The Company has no stock appreciation rights, either freestanding or in tandem with options.

					Value of Unexercised
	Shares		Number of Unexercised		In-The-Money Options
	Acquired on	Value	Options at Fiscal Year End(#)		at Fiscal Year End ($)(1)
Name	Exercise	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

James R. Swartwout	—	—	300,000	—	47,000	—
Trygve M. Thoresen	—	—	197,907	—	169,356	—
Paul A. Walbrun	—	—	123,000	—	16,300	—
Miriam C. Rivera	—	—	35,500	—	—	—

(1)                                  Calculated based upon the closing price of the Company’s Common Stock as reported on The Nasdaq National Market on August 31, 2005 which was $7.34 per share.

401(k) Plan

The Company maintains a Section 401(k) Savings and Retirement Plan (the “401(k) Plan”) in compliance with relevant ERISA regulations.  The 401(k) Plan allows employees to defer specified percentages of their compensation in a tax-deferred trust.  The Company may make matching contributions to the 401(k) Plan and may make additional profit-sharing contributions at the discretion of the Board of Directors.  The total Company contribution to all employees’ 401(k) Plan accounts in fiscal 2005 was $781,000.  Each of the named executive officers participates in the 401(k) Plan.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee appointed by the Board of Directors generally administers the Company’s executive compensation programs.  The Compensation Committee consists solely of independent directors.  It is the policy of the Compensation Committee to establish compensation levels for executive officers which reflect the Company’s overall performance, responsibilities and contributions to the long-term growth and profitability of the Company.  The Compensation Committee determines compensation based on its evaluation of the Company’s overall performance, including various quantitative factors, primarily the Company’s financial performance, sales and earnings compared to the Company’s operating plan, as well as various qualitative factors such as new product development, the Company’s product and service quality, the extent to which the executive officers have contributed to forming a strong management team, and other factors which the Committee believes are indicative of the Company’s ongoing ability to achieve its long-term growth and profit objectives.  In determining the base salary and bonus for James R. Swartwout, the Chief Executive Officer of the Company, the Compensation Committee considered the foregoing factors.  From time to time, the Compensation Committee makes its decisions in concert with all outside members of the Board of Directors.

Base Salary and Discretionary Bonus.  The principal component of the compensation of the executive officers is their base salaries.  The Compensation Committee also retains discretion to award bonuses based on corporate or individual performance.  The Compensation Committee evaluates the practices of various industry groups, market data, including data obtained from time to time from outside compensation consultants, and other economic information to determine the appropriate ranges of base salary levels which will enable the Company to retain and incentivize the Chief Executive Officer and other executive officers.  Throughout the year, the members of the Compensation Committee review the corporate and individual performance factors described above.  The Compensation Committee, based upon its review of performance for the previous year and its review of the Company’s operating plan, establishes salary levels and awards any bonuses to the Chief Executive Officer and the other executive officers.  In recent years, the Compensation Committee has given more weight to general economic factors and corporate profitability in its determination of the Chief Executive Officer’s bonus.

Stock Options. The Compensation Committee also considers the grant of stock options to the Company’s key employees, including the executive officers.  The purpose of the stock option program is to provide incentives to the Company’s management and other employees to work to maximize stockholder value.  The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company.  Individual amounts of stock option grants to executive officers are derived based upon review of competitive compensation practices with respect to the same or similar executive positions, overall corporate performance and individual performance.

Compensation Committee:

Charles A. Tourville (Chairman)

William R. Zimmerman

Jack L. Watts

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, Messrs. Tourville, Zimmerman and Watts and served as members of the Compensation Committee.  No member of the Compensation Committee was or is an officer or employee of the Company.  The Compensation Committee reviews the performance and establishes the compensation of Messrs. Swartwout, Thoresen and Walbrun and Ms. Rivera.  There are no compensation committee interlocks between the Company’s Compensation Committee and other entities involving the Company’s executive officers and committee members who serve as executive officers or committee members of such other entities.

Stock Performance Graph

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG SUMMA INDUSTRIES,

RUSSELL 2000 INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON SEPT. 1, 2000

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING AUGUST 31, 2005

Note:

The peer group index is derived from the following peer group selected by the Company in good faith: Atlantis Plastics, Inc.; Core Molding Technologies, Inc.; Lamson & Sessions Co.; Myers Industries, Inc.; PW Eagle, Inc.; Reunion Industries, Inc.; Rotonics Manufacturing, Inc.; and Spartech Corporation.  Members of the peer group are more similar to the Company in lines of business, size and market capitalization than any readily available industry index of which the Company is aware.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of the Record Date by, among others, (i) all persons or groups known by the Company to be beneficial owners of more than 5% of the Common Stock, (ii) each director of the Company and each nominee for director, (iii) each executive officer of the Company named in the Summary Compensation Table above, and (iv) all directors and executive officers as a group.  Unless otherwise indicated in the footnotes, each person listed below has sole voting and investment power with respect to the shares beneficially owned by such person, subject to applicable community property laws, and the address of each such person is care of the Company, 21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class(%)
Fidelity Management & Research Company (2) 82 Devonshire Street Boston, Massachusetts 02109	437,926	11.2

Kennedy Capital Management, Inc. (3) 10829 Olive Boulevard St. Louis, Missouri 63141	339,476	8.6

Paradigm Capital Management, Inc. (4) Nine Elk Street Albany, NY 12207	270,113	6.9

Discovery Group I, LLC (5) Hyatt Center, 24th Floor, 71 South Wacker Drive, Chicago, Illinois 60606	209,770	5.2

Summa Industries 401(k) Plan Trust (6)	372,859	9.5

Michael L. Horst (7)	29,721	*

William R. Zimmerman (7)	26,025	*

James R. Swartwout (7)(8)	402,773	9.5

David McConaughy (7)	32,500	*

Jack L. Watts (7)	10,000	*

Charles A. Tourville (7)	7,000	*

Josh T. Barnes (7)(9)	46,040	1.2

Robert L. Underwood	0	*

Trygve M. Thoresen (7)(8)	204,701	5.0

Paul A. Walbrun (7)(8)	124,576	3.0

Miriam C. Rivera (7)(8)	36,041	*

All directors and executive officers as a group (10 persons) (7)(8)	919,259	19.7

*                                         Less than one percent.

(1)                                  Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission, based on information furnished by each person listed.  Ownership shown includes shares which each named stockholder has the right to acquire within sixty days of the Record Date.  In calculating percentage ownership, all shares which a named stockholder has the right to so acquire are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Listed persons may disclaim beneficial ownership of certain shares.

(2)                                  All information with respect to beneficial ownership of the shares of the Company’s Common Stock held directly or indirectly by Fidelity Management & Research Company (“Fidelity”) is based upon a Schedule 13F filed with the Securities and Exchange Commission for the period ending September 30, 2005, in which Fidelity described itself as an investment advisor.

(3)                                  All information with respect to beneficial ownership of the shares of the Company’s Common Stock held directly or indirectly by Kennedy Capital Management, Inc. (“Kennedy”) is based upon a Schedule 13F filed with the Securities and Exchange Commission for the period ending September 30, 2005, in which Kennedy described itself as an institutional investment manager.

(4)                                  All information with respect to beneficial ownership of the shares of the Company’s Common Stock held directly or indirectly by Paradigm Capital Management, Inc. (“Paradigm”) is based upon a Schedule 13F filed with the Securities and Exchange Commission for the period ending June 30, 2005, in which Paradigm described itself as an investment advisor.

(5)                                  All information with respect to beneficial ownership of the shares of the Company’s Common Stock held directly or indirectly by Discovery Group I, LLC (“Discovery”) is based upon a Schedule 13G filed with the Securities and Exchange Commission dated May 2, 2005, in which Discovery states that it is the general partner of Discovery Equity Partners, L.P., an entity that owns 201,166 shares of the Company’s Common Stock.

(6)                                  Consists entirely of shares of the Company’s Common Stock held in trust for participants in the Company’s 401(k) Plan, primarily shares that were transferred into the 401(k) Plan upon consolidation of the Company’s Employee Stock Ownership Plan therein in 2002.  The 401(k) Plan is administered by the Company, and the trustee of the 401(k) Plan trust is Bankers Trust Company, N.A.  Voting rights for the Company’s Common Stock held in the 401(k) Plan trust are passed through to the beneficial owners thereof, and the trustee votes shares that are not otherwise voted in the same percentage as votes received.  The administrator and the trustee disclaim beneficial ownership of shares held by the 401(k) Plan trust, and the 401(k) Plan shares are not reported as beneficially owned by the administrator or the trustee.

(7)                                  Includes currently exercisable stock options to purchase shares of the Company’s Common Stock and/or options that will be exercisable within sixty days of the Record Date, as follows: Mr. Horst 14,000; Mr. Zimmerman 14,500; Mr. Swartwout 300,000; Mr. McConaughy 22,500; Mr. Watts 10,000; Mr. Tourville 7,000; Mr. Barnes 8,000; Mr. Thoresen 197,907; Mr. Walbrun 123,000; and Ms. Rivera 35,500.

(8)                                  Includes shares of the Company’s Common Stock held in trust for such participant in the Company’s 401(k) Plan.

(9)                                  Includes 10,000 shares held by a charitable remainder trust and 28,040 shares held by a living trust over which Mr. Barnes has voting and/or investment control.  Does not include shares, the quantities of which are unknown to Mr. Barnes, held by certain children and/or grandchildren of Mr. Barnes and with respect to which he has no control or pecuniary interest and disclaims beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2005, the Company was obligated to pay fees to director Josh T. Barnes pursuant to pre-existing agreements with a subsidiary of the Company acquired in fiscal 1997. Total fees paid for fiscal 2005 were $30,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission.  Officers, directors and such more than ten percent beneficial owners are required to furnish the Secretary of the Company with copies of all such forms which they file.

To the Company’s knowledge, based solely upon the Company’s review of such reports or written representations from certain reporting persons that no reports were required, the Company believes that during fiscal 2005, all of its directors and executive officers complied with Section 16(a) requirements.

INDEPENDENT PUBLIC ACCOUNTANTS

Name of Auditors; Attendance at Annual Meeting

Effective on June 18, 2003, the Audit Committee of the Company retained PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent public accountants to review the Company’s financial statements for the fiscal third quarter ended May 31, 2003 and to audit the Company’s financial statements for the fiscal year ending August 31, 2003.  KPMG LLP (“KPMG”) ceased to be the Company’s auditors at that time but was retained as the Company’s tax service provider.

PwC was the Company’s independent public accountant for the fiscal year ended August 31, 2005 and may be engaged to audit the Company’s financial statements for the fiscal year ending August 31, 2006.  KPMG was the Company’s tax accountant for the fiscal year ended August 31, 2005 and may be engaged to perform tax services for the Company for the fiscal year ending August 31, 2006.  One or more representatives of PwC are expected to be present at the Annual Meeting and to be available to respond to questions.  These representatives will have an opportunity to make a statement.

Table of Fees

The following table summarizes fees billed to the Company for audit, audit-related, tax and other services provided by the Company’s independent public accountants and tax advisors:

	2004		2005
Fees and Expense	PwC	KPMG	PwC	KPMG
Annual Audit	$155,000	$—	$215,000	$—
Quarterly Review	25,000	—	32,000	—
Sarbanes-Oxley §404	—	—	—	—
Other Audit-Related	18,000	15,000	25,000	—
Tax	—	109,000	—	107,000
All Other	—	—	5,000	—
Total	$198,000	$124,000	$277,000	$107,000

Audit and Quarterly Review Fees

The aggregate fees billed by PwC for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2005, and for professional services rendered for quarterly reviews of the financial statements included in the Company’s quarterly reports, were $247,000.  The aggregate fees billed by PwC for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2004, and for professional services rendered for quarterly reviews of the financial statements included in the Company’s quarterly reports, were $180,000.

Audit-Related Fees

The aggregate fees billed by the Company’s principal accountants and former principal accountants for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and that are not included in the fees described in “Audit Fees” above were $33,000 for fiscal 2004 and $25,000 for fiscal 2005.  There were no fees billed for financial information systems design and implementation for fiscal 2004 or 2005, and there were no fees billed for professional services related to Sarbanes-Oxley implementation, Section 404 in particular, although the Company expects significant fees in this area in fiscal 2007.

Tax Fees

The aggregate fees billed by KPMG for professional services rendered for tax compliance, tax advice and tax planning were $109,000 for fiscal 2004 and $107,000 for fiscal 2005.  These fees were primarily for tax compliance.

All Other Fees; Independence

There were no fees billed for other professional services rendered to the Company by the Company’s principal accountants not disclosed above for fiscal 2004 and fiscal 2005, other than $5,000 in fiscal 2005 relating to services rendered in connection with a registration statement filed by the Company to register shares underlying the Company’s 2005 Equity Incentive Plan.  The Audit Committee believes that the performance of the services described above is consistent with maintaining auditor independence.

Pre-Approval Policies and Procedures

It is the policy of the Audit Committee to pre-approve all specific expenditures relating to any of the matters set forth above.  In some cases, specific projects with estimated budgets are pre-approved and monitored by the Audit Committee, and final expenditures are ratified upon completion.  For fiscal 2005, the Audit Committee approved and/or ratified all of the services set forth above.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2005 (“Annual Report”), which contains audited financial statements and financial statement schedules of the Company, has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.  The Annual Report is not incorporated by reference into this Proxy Statement and is not considered proxy solicitation material.  Any stockholder who has not received a copy of the Annual Report may obtain one at no charge by writing to the Secretary of the Company at the address given on the first page of this Proxy Statement.  The Company will furnish to any stockholder of the Company any specific exhibit(s) to the Annual Report upon written request and upon payment of the Company’s reasonable costs to furnish such exhibit(s).

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the proxy materials for the Company’s Annual Meeting of Stockholders for the 2006 fiscal year and presented thereat must be received in writing by the Secretary of the Company at the address given on the first page of this Proxy Statement not later than August 4, 2006.

Stockholders who do not timely present proposals for inclusion in the proxy materials for the Company’s Annual Meeting of Stockholders for the 2006 fiscal year but who still intend to submit a proposal at that meeting must comply with the detailed notice procedures set forth in the Company’s bylaws in a timely manner (received by the Company not less than twenty nor more than sixty days prior to the meeting).  A complete copy of the Company’s bylaws will be provided without charge, upon written or oral request, to any stockholder to whom this Proxy Statement is being sent.  Requests should be made to the Corporate Secretary of the Company at 21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503; telephone (310) 792-7024; facsimile (310) 792-7079; email ir@summaindustries.com.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting.  If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment, provided that discretionary voting by proxies on such other matters is permitted by applicable rules and regulations.  This discretionary voting shall include voting on (i) matters for which the Company did not have timely notice, (ii) election of any person to any office for which a bona fide nominee is named in the proxy materials but is unable or unwilling to serve, (iii) approval of the minutes for the prior year’s annual meeting, and (iv) matters incidental to the conduct of the Annual Meeting.

By Order of the Board of Directors:

/s/ Trygve M. Thoresen

Trygve M. Thoresen
Secretary

Torrance, California
December 7, 2005

APPENDIX I

PROXY	(This Proxy is Solicited on Behalf of the Board of Directors)

SUMMA INDUSTRIES

21250 Hawthorne Blvd., Suite 500, Torrance, CA 90503

ANNUAL MEETING OF STOCKHOLDERS, THURSDAY, JANUARY 26, 2006

The undersigned hereby appoints James R. Swartwout and Trygve M. Thoresen, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Summa Industries (“Summa”) held of record by the undersigned on December 5, 2005 at the Annual Meeting of Stockholders to be held on January 26, 2006 and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR each director nominee and FOR each of the other proposals set forth hereon.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

1.                                       ELECTION OF ONE CLASS OF DIRECTORS as follows:

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees

NOMINEES:  Class: David McConaughy and Robert L. Underwood, each for a three-year term.

INSTRUCTIONS:  To withhold authority to vote for any nominee, mark FOR above and cross out the name(s) of the nominees with respect to whom authority is withheld.

2.                                       In their discretion, the Proxies are authorized to vote upon all other matters as may properly come before the Annual Meeting and any adjournments thereof, provided that discretionary voting on such other matters is permitted by applicable rules and regulations.

DATED:

Signature

Signature if held jointly

Please sign exactly as name appears below. When
shares are held by joint tenants, both should sign.
When signing as attorney, as executor, administrator,
trustee or guardian, please give full title as such. If a
corporation, please sign in full corporate name by
President or other authorized officer. If a partnership,
please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.